UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________
FORM 8-K
______________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) – December 1, 2008

RF MONOLITHICS, INC.
(Exact name of Registrant as Specified in Charter)

Delaware	0-24414	75-1638027

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4441 Sigma Road Dallas, Texas 75244

(Address of Principal Executive Offices)(Zip Code)

Registrant's telephone number, including Area Code - (972) 233-2903

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 1, 2008, RF Monolithics, Inc. (the “Company”) was given notice by the NASDAQ Stock Market that it is not in compliance with NASDAQ Marketplace Rule 4450(a)(3) because the Company’s stockholders’ equity, as reported in the Company’s Annual report on Form 10-K, for the fiscal year-ended August 31,2008, did not meet the minimum of $10 million required for continued listing on The NASDADQ Global Market.

This notification has no effect on the listing of the company's common stock at this time and its common stock will continue to trade on the NASDAQ Capital Market under the symbol "RFMI".

In the event a company receives notice that its common stock is being delisted from The NASDAQ Global Market, the NASDAQ Marketplace Rules permit a company to appeal the delisting to a NASDAQ Listing Qualifications Panel.  Alternatively, NASDAQ may permit the company to transfer its common stock to The NASDAQ Capital Market if it satisfies the requirements for inclusion on that market.

The Company is considering various options to regain and maintain compliance, including but not limited to submitting a plan to achieve and sustain compliance and appealing the delisting, or applying for transfer of its common stock qualification to The NASDAQ capital Market.

The full text of the Company’s press release concerning its receipt of a notice of deficiency from The NASDAQ Stock Market is furnished with this report as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits.

	Exhibit	Description

	99.1	RF Monolithics, Inc. News Release dated December 5, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RF MONOLITHICS, INC.

		By:	/s/ Harley E. Barnes III
Harley E. Barnes III
Chief Financial Officer

Date:	December 5, 2008